As filed with the Securities and Exchange Commission on June 10, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BILL.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	83-2661725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1810 Embarcadero Road

Palo Alto, California 94303

(650) 621-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

René Lacerte

Chief Executive Officer and Founder

Bill.com Holdings, Inc.

1810 Embarcadero Road

Palo Alto, California 94303

(650) 621-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

James D. Evans Mark C. Stevens Dawn H. Belt Nicolas H. R. Dumont Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Raj Aji General Counsel, Chief Compliance Officer and Secretary Bill.com Holdings, Inc. 1810 Embarcadero Road Palo Alto, California 94303 (650) 621-7700	Raj S. Judge Andrew D. Hoffman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239015

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Common stock, $0.00001 par value per share	1,380,000	$68.69	$94,792,200	$12,305

(1)

Represents only the additional number of shares being registered, including 180,000 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-239015).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on June 5, 2020.

(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $473,961,000 on a Registration Statement on Form S-1, as amended (File No. 333-239015), which was declared effective by the Securities and Exchange Commission on June 10, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $94,792,200 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Bill.com Holdings, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on  Form S-1 (File No. 333-239015) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 8, 2020, and which the Commission declared effective on June 10, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock reflected in the Prior Registration Statement by 1,380,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX
Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-239015)).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the day of June 10, 2020.

BILL.COM HOLDINGS, INC.

By:	/s/ René Lacerte
René Lacerte
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ René Lacerte	Chief Executive Officer and Director	June 10, 2020
	René Lacerte	(Principal Executive Officer)

	/s/ John Rettig	Chief Financial Officer and Executive Vice President, Finance and Operations	June 10, 2020
	John Rettig	(Principal Financial and Accounting Officer)

	*	Director	June 10, 2020
Steven Cakebread

	*	Director	June 10, 2020
David Chao

	*	Director	June 10, 2020
David Hornik

	*	Director	June 10, 2020
Brian Jacobs

	*	Director	June 10, 2020
Peter Kight

	*	Director	June 10, 2020
Thomas Mawhinney

	*	Director	June 10, 2020
Allison Mnookin

	*	Director	June 10, 2020
Rory O’Driscoll

	*	Director	June 10, 2020
Steven Piaker

*By:	/s/ René Lacerte		June 10, 2020
René Lacerte Attorney-in-Fact